QuickLinks -- Click here to rapidly navigate through this document

Exhibit 99.b

SECTION 906 CERTIFICATION

        We, Thomas M. O'Brien, President, and Mark L. Kleifges, Treasurer, of RMR Hospitality And Real Estate Fund (the "registrant"), certify that:

  1.
  The report on Form N-CSR of the registrant for the period ended December 31, 2004 (the "Report") fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

  2.
  The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the registrant.

By:	/s/ THOMAS M. O'BRIEN Thomas M. O'Brien President
Date: March 7, 2005
By:	/s/ MARK L. KLEIFGES Mark L. Kleifges Treasurer
Date: March 7, 2005

QuickLinks

SECTION 906 CERTIFICATION